Exhibit 21.1

CONSOL Energy Inc.

SUBSIDIARIES

(In alphabetical order)

AMVEST Coal & Rail, LLC (a Virginia limited liability company)	CONSOL of Central Pennsylvania LLC (a Pennsylvania limited liability company)
AMVEST Coal Sales, Inc. (a Virginia corporation)	CONSOL of Kentucky Inc. (a Delaware corporation)
AMVEST Corporation (a Virginia corporation)	CONSOL of Ohio LLC (an Ohio limited liability company)
AMVEST Gas Resources, Inc. (a Virginia corporation)	Consol of Pennsylvania Coal Company (formerly Consol Pennsylvania Coal Company) (a Delaware limited liability company)
AMVEST Mineral Services, Inc. (a Virginia corporation)	Fairmont Supply Company (a Delaware corporation)
AMVEST Minerals Company, LLC (a Virginia limited liability company)	Fairmont Supply Oil and Gas LLC (formerly North Penn Pipe & Supply, LLC) (a Pennsylvania limited liability company)
AMVEST Oil & Gas, Inc. (a Virginia corporation)	Fola Coal Company, LLC d/b/a Powellton Coal Company (a West Virginia limited liability company)
AMVEST West Virginia Coal, LLC (a West Virginia limited liability company)	Glamorgan Coal Company, LLC (a Virginia limited liability company)
Braxton-Clay Land & Mineral, Inc. (a West Virginia corporation)	Helvetia Coal Company (a Pennsylvania corporation)
Cardinal States Gathering Company (a Virginia general partnership)	Island Creek Coal Company (a Delaware corporation)
CNX Funding Corporation (a Delaware corporation)	Knox Energy, LLC (a Tennessee limited liability company)
CNX Gas Company LLC (a Virginia limited liability company)	Laurel Run Mining Company (a Virginia corporation)
CNX Gas Corporation (a Delaware corporation)	Leatherwood, Inc. (a Pennsylvania corporation)
CNX Land LLC (a Delaware limited liability company)	Little Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
CNX Marine Terminals Inc. (formerly Consolidation	MOB Corporation (a Pennsylvania corporation)
Coal Sales Company) (a Delaware corporation)	Mon-View, LLC (a West Virginia limited liability company)
CNX RCPC LLC (a Delaware limited liability company)	MTB, Inc. (a Delaware corporation)
CNX Water Assets LLC (formerly CONSOL of WV LLC) (a West Virginia limited liability company)	Nicholas-Clay Land & Mineral, Inc. (a Virginia corporation)
Coalfield Pipeline Company (a Tennessee corporation)	Panda Bamboo Holdings, Inc. (a Delaware corporation)
Conrhein Coal Company (a Pennsylvania general partnership)	Paros Corp. (a Delaware corporation)
CONSOL Amonate Facility LLC (a Delaware limited liability company)	Peters Creek Mineral Services, Inc. (a Virginia corporation)
CONSOL Amonate Mining Company LLC (a Delaware limited liability company)	Piping and Equipment, Inc. (a Florida corporation)
CONSOL Buchanan Mining Company LLC (a Delaware limited liability company)	R&PCC LLC (a Pennsylvania limited liability company)
CONSOL Energy Canada Ltd. (a Canadian corporation)	TEAGLE Company, LLC (a Virginia limited liability company)
CONSOL Energy Holdings LLC VI (a Delaware limited liability company)

CONSOL Energy Sales Company (formerly CONSOL Sales Company) (a Delaware corporation)	TECPART Corporation (a Delaware corporation)
CONSOL Financial Inc. (a Delaware corporation)	Terra Firma Company (a West Virginia corporation)
CONSOL Mining Company LLC (a Delaware limited liability company)	Terry Eagle Coal Company, L.L.C. (a West Virginia limited liability company)
CONSOL Mining Holding Company LLC (a Delaware limited liability company)	Terry Eagle Limited Partnership (a West Virginia limited partnership)
CONSOL of Canada Inc. (a Delaware corporation)	Vaughan Railroad Company (a West Virginia corporation)
Windsor Coal Company (a West Virginia corporation)
Wolfpen Knob Development Company (a Virginia corporation)